UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 24, 2007

ICO GLOBAL COMMUNICATIONS (HOLDINGS) LIMITED
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	0-52006 (Commission File Number)	98-0221142 (IRS Employer Identification #)

Plaza America Tower I 11700 Plaza America Drive, Suite 1010 Reston, Virginia (Address of Principal Executive Offices)		20190 (Zip Code)

(703) 964-1400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On October 24, 2007, the Board of Directors (“Board”) of ICO Global Communications (Holdings) Limited (“Company”) approved an amendment to the Bylaws of the Company to meet the new requirements of the Nasdaq Global Market (“Nasdaq”) that all securities listed on Nasdaq be eligible for a direct registration system operated by a securities depository. Eligibility for direct registration requires that a corporation’s bylaws permit its stock to be issued in uncertificated form.  Accordingly, the Board approved an amendment to the Company’s Bylaws to permit the Company’s stock to be issued in certificated or uncertificated form.

A direct registration program permits investors’ ownership to be recorded and maintained on the books of the Company or the transfer agent without the issuance of a physical stock certificate and allows investors to electronically transfer securities to broker-dealers in order to effect transactions without the risks and delays associated with transferring physical certificates.

The foregoing description is qualified in its entirety by reference to the Amendment to the Restated Bylaws, a copy of which is included with this Current Report on Form 8-K as Exhibit 3.1, and incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

  (d) Exhibits.

Exhibit No.	Description
3.1	Amendment to Restated Bylaws effective October 24, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICO GLOBAL COMMUNICATIONS (HOLDINGS) LIMITED (Registrant)

	By:	/s/ John L. Flynn
October 29, 2007		John L. Flynn Executive Vice President, General Counsel and Corporate Secretary

EXHIBITS

Exhibit	Description of Exhibit

3.1	Amendment to Restated Bylaws, effective October 24, 2007.